CH ENERGY GROUP, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                     EXHIBIT 12

                                                                                       2001
                                                           --------------------------------------------------
                                                              3 Months           6 Months         12 Months
                                                                Ended             Ended             Ended
                                                               June 30           June 30           June 30
                                                           ---------------    --------------    -------------
     Earnings:
A.       Net Income                                                $3,224           $21,534          $46,566
B.       Federal and State Income Tax                                   7            10,338           33,358
                                                           ---------------    --------------    -------------
C.       Earnings before Income Taxes                              $3,231           $31,872          $79,924
                                                           ===============    ==============    =============
D.       Fixed Charges
              Interest on Mortgage Bonds                            1,302             3,872            9,012
              Interest on Other Long-Term  Debt                     3,138             6,487           13,674
              Other Interest                                        4,050             8,584           14,694
              Interest Portion of Rents                               186               403              886
              Amortization of Premium & Expense on Debt               273               620            1,224
              Preferred Stock Dividends of Central Hudson             809             2,360            5,453
                                                           ---------------    --------------    -------------
                             Total Fixed Charges                   $9,758           $22,326          $44,943
                                                           ===============    ==============    =============

E.       Total Earnings                                           $12,989           $54,198         $124,867
                                                           ===============    ==============    =============


     Preferred Dividend Requirements:
F.       Allowance for Preferred Stock Dividends
                  Under IRC Sec 247                                  $807            $1,615           $3,230
G.       Less Allowable Dividend Deduction                            (32)              (64)            (127)
                                                           ---------------    --------------    -------------
H.       Net Subject to Gross-up                                      775             1,551            3,103
I.       Ratio of Earnings before Income
              Taxes to Net Income     (C/A)                         1.002             1.480            1.716
                                                           ---------------    --------------    -------------
J.       Preferred Dividend  (Pre-tax)    (H x I)                     777             2,296            5,326
K.       Plus Allowable Dividend Deduction                             32                64              127
                                                           ---------------    --------------    -------------
L.       Preferred Dividend Factor                                    809             2,360            5,453
                                                           ===============    ==============    =============

M.       Ratio of Earnings to Fixed Charges    (E/D)                 1.33              2.43             2.78
                                                           ===============    ==============    =============

                                                                                    Year Ended December 31,
                                                           -------------------------------------------------------------------------
                                                                                                   ( * )               ( * )
                                                                 2000              1999            1998                1997
                                                            --------------    --------------    -------------    -------------

                                                                  $50,973           $48,573          $49,314         $51,856
                                                                   36,243            28,925           28,627          26,237
                                                            --------------    --------------    -------------    -------------
                                                                  $87,216           $77,498          $77,941         $78,093
                                                            ==============    ==============    =============    =============

                                                                   11,342            13,057           14,225          14,237
                                                                   12,864            11,094            8,890           8,860
                                                                   10,473             4,860            3,639           2,647
                                                                      962               993            1,004           1,020
                                                                    1,170               993              924             906
                                                                    5,436             5,078            5,031           4,800
                                                            --------------    --------------    -------------    -------------
                                                                  $42,247           $36,075          $33,713         $32,470
                                                            ==============    ==============    =============    =============

                                                                 $129,463          $113,573         $111,654        $110,563
                                                            ==============    ==============    =============    =============




                                                                   $3,230            $3,230           $3,230          $3,230
                                                                     (127)             (127)            (127)           (127)
                                                            --------------    --------------    -------------    -------------
                                                                    3,103             3,103            3,103           3,103

                                                                    1.711             1.595            1.581           1.506
                                                            --------------    --------------    -------------    -------------
                                                                    5,309             4,951            4,904           4,673
                                                                      127               127              127             127
                                                            --------------    --------------    -------------    -------------
                                                                    5,436             5,078            5,031           4,800
                                                            ==============    ==============    =============    =============

                                                                     3.06              3.15             3.31            3.41
                                                            ==============    ==============    =============    =============

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(*) CH Energy Group, Inc. was formed on Dec. 15, 1999. Prior Periods have been restated to reflect preferred stock dividends as a component of fixed charges.